October 11, 2011

Name and Address

Dear __________,

This letter is to document our agreement today concerning the consideration ProUroCare Medical Inc. (the “Company”) will provide to you regarding the extension of your guaranty of our currently outstanding loan with Crown Bank (the “Crown Loan”).

As consideration for your guaranty commencing September 29, 2011 through October 31, 2012 of the Crown Loan, the Company agrees to provide compensation to you as described below:

Compensation will be paid in the form of shares of the Company’s common stock, based on the same formula we have used for previous guarantee periods, (10% of the guaranteed amount per year divided by the stock’s value).

•	The amount of compensation to be provided will be determined on the first of each month by applying the compensation formula to the amount of your Crown Bank guaranty commitment on that date.
•
Any funds you loan to the Company after the date of this agreement for the purpose of reducing the principal amount of the Crown Loan will be included as part of your commitment for purposes of the compensation calculation.

•	The Company will provide a minimum of six months of compensation based on the initial $900,000 Crown Loan principal amount.
•	All compensation will cease when the Crown Loan is paid in full or you no longer have a guarantee commitment to Crown Bank related to the Crown Loan.

The parties agree that the stock value used for purposes of determining the number of shares to be issued will be based on the average closing price of the Company’s common stock as of the date of this letter over the previous 10 trading days, discounted by 40%.  The parties agree that the 40% discount is appropriate at this time in recognition of the following:

•	The shares issued are restricted securities and cannot be sold for a period of six months pursuant to Rule 144;
•	The recipients have no registration rights;
•	The Company’s common stock suffers from a lack of liquidity;
•	Shares are traded in the OTBCC Capital Market (a small company quotation system, not an exchange);
•	No market maker exists;
•	Shares issued in large blocks can further decrease the value to the recipient;
•	The Company is pre-revenue;
•	The Company has never had any positive earnings;
•	The Company’s common stock has a high volatility (~ 130%); and
•	The Company’s only product has not been cleared by the FDA;

October 11, 2011
Guarantor Letter Agreement

As of the date of this letter agreement, the discounted stock price so calculated is $0.58 per share.  Accordingly, for the 6 month period, September 29, 2011 through March 31, 2012 you will receive 77,586 common shares (($900,000 * 10% * ½ year)/$0.58 per share), irrespective of whether or not the Crown Loan is paid in full at any time prior to March 31, 2012.  These shares will be issued upon your instruction within three years following the date of this agreement.

In the event that the Company fails to fully pay off the Crown Loan on or before March 31, 2012, the calculated amount of compensation you will earn between April 1, 2012 through October 31, 2012 will be multiplied by two.  The compensation shares so earned, if any, will be issued upon your instruction on or before October 31, 2015.

You also hereby agree to lend to the Company $100,000 on October 31, 2011 included in the Company’s current private placement of convertible secured notes for the purpose of principal reduction of the Crown Loan.  You also agree to lend to the Company, at the Company’s option, $100,000 on March 31, 2012 pursuant to a convertible secured note with the same terms as the October 31, 2011 note for the purpose of principal reduction of the Crown Loan.  If the Company exercises the March 31, 2012 option to borrow $100,000 from you as described above, in consideration of your loan commitment and the Company’s exercise thereof, the Company will issue to you 75,000 additional shares of its common stock.  These shares will be issued upon will be issued upon your instruction on or before March 31, 2015.

Thank you for your continued support!

Sincerely,

Richard C. Carlson
Chief Executive Officer

If you agree to the above terms, please sign and date below, and fax it back to Dick Thon at 952-698-4499 or email it to rthon@prourocare.com.

___________________________	___________________________
Signature	Date

Guarantor Letter Agreement 101111

ProUroCare Medical Inc., 6440 Flying Cloud Drive, Suite 101, Eden Prairie, MN 55344Phone: 952.476.9093  Fax: 952.698.4499